                                                                    EXHIBIT 4(e)

                                                                  CONFORMED COPY



                               U.S. $165,000,000



                     AMENDED AND RESTATED CREDIT AGREEMENT


                        Dated as of September 30, 1993

                 Amended and Restated as of February 22, 1999


                                     Among


                               OLIN CORPORATION


                                  as Borrower
                                  -- --------


                                      and


                            THE BANKS NAMED HEREIN


                                   as Banks
                                   -- -----

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----


                  ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

   SECTION 1.01.  Certain Defined Terms.............................   1
   SECTION 1.02.  Computation of Time Periods.......................  21
   SECTION 1.03.  Accounting Terms..................................  21


                 ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES

   SECTION 2.01.  The A Advances....................................  22
   SECTION 2.02.  Making the Advances...............................  22
   SECTION 2.03.  Facility Fee......................................  30
   SECTION 2.04.  Reduction and Extension of the
                    Commitments/Substitution of
                    Banks...........................................  30
   SECTION 2.05.  Repayment.........................................  32
   SECTION 2.06.  Interest..........................................  32
   SECTION 2.07.  Additional Interest on Eurodollar
                    Rate Advances...................................  33
   SECTION 2.08.  Interest Rate Determination.......................  34
   SECTION 2.09.  Prepayments.......................................  34
   SECTION 2.10.  Increased Costs...................................  35
   SECTION 2.11.  Payments and Computations.........................  37
   SECTION 2.12.  A Notes...........................................  38
   SECTION 2.13.  Sharing of Payments, Etc..........................  38
   SECTION 2.14.  Taxes.............................................  39
   SECTION 2.15.  Interest Elections................................  41


                       ARTICLE III CONDITIONS OF LENDING


   SECTION 3.01.  Condition Precedent to'
                    Restatement.......................................42

   SECTION 3.02.  [Intentionally left blank]..........................43
   SECTION 3.03.  Conditions Precedent to Each
                    Borrowing Increasing the Aggregate
                    Amount of Advances..............................  43
   SECTION 3.04.  Conditions Precedent to Each B
                    Borrowing.........................................44

                   ARTICLE IV REPRESENTATIONS AND WARRANTIES

   SECTION 4.01.  Representations and Warranties
                    of the Borrower.................................  45


                      ARTICLE V COVENANTS OF THE BORROWER

   SECTION 5.01.  Affirmative Covenants.............................  48
   SECTION 5.02.  Negative Covenants................................  50


                         ARTICLE VI EVENTS OF DEFAULT

   SECTION 6.01.  Events of Default.................................  55


                   ARTICLE VII ASSIGNMENTS AND PARTICIPATIONS

   SECTION 7.01.  Binding Effect....................................  58
   SECTION 7.02.  Assignments.......................................  58
   SECTION 7.03.  Participations....................................  60
   SECTION 7.04.  Information.......................................  61


                           ARTICLE VIII MISCELLANEOUS

   SECTION 8.01.  Amendments, Etc...................................  61
   SECTION 8.02.  Notices, Etc......................................  62
   SECTION 8.03.  No Waiver; Remedies...............................  62
   SECTION 8.04.  Costs, Expenses and Taxes.........................  62
   SECTION 8.05.  [Intentionally left blank.].......................  63
   SECTION 8.06.  Lender's Credit Decision..........................  63
   SECTION 8.07.  Lender and Affiliates.............................  63
   SECTION 8.08.  Indemnification by Borrower.......................  63
   SECTION 8.09.  Governing Law.....................................  64
   SECTION 8.10.  Execution in Counterparts.........................  64
   SECTION 8.11.  Special Prepayment Right..........................  64


   Schedule I     -  List of Applicable Lending Offices
     Exhibit A-1  -  A Promissory Note
     Exhibit A-2  -  Form of B Note
     Exhibit B-1  -  Notice of A Borrowing
     Exhibit B-2  -  Notice of B Borrowing
     Exhibit C    -  Assignment and Acceptance
     Exhibit D    -  Opinion of Counsel to the Borrower
     Exhibit E    -  Assumption Agreement

                     AMENDED AND RESTATED CREDIT AGREEMENT

               dated as of September 30, 1993, as amended and restated as of February 22, 1999, among OLIN CORPORATION, a Virginia corporation (the "Borrower"), and the banks (the "Banks") listed on the signature pages hereof.

          The Borrower and the Banks are parties to the Credit Agreement dated as of September 30, 1993 as amended from time to time prior to the date hereof (the "Existing Credit Agreement"). The Borrower has requested that the Existing Credit Agreement be amended to effect certain changes thereto. The undersigned Banks are willing to amend the Existing Credit Agreement and to restate the Existing Credit Agreement as so amended in the form hereof, subject to the terms and conditions hereinafter set forth.

          The parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "A Advance" means an advance (other than a B Advance) by a Lender to
           ---------
     the Borrower pursuant to Section 2.02(a), and refers to an Adjusted CD Rate Advance, a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of A Advance).

          "A Borrowing" means a borrowing consisting of A Advances of the same
           -----------
     Type made on the same day by the Lenders.

          "Acquisition" means any acquisition by the Borrower or any of its
           -----------
     Subsidiaries of all or substantially all of the capital stock of, or all or a substantial part of the assets of, or of a business unit or division of, any Person.

          "A Note" means a promissory note of the Borrower payable to the order
           ------
     of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

          "Adjusted CD Rate" means, for the Interest Period for each Adjusted CD
           ----------------
     Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the sum of:

               (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Majority Lenders to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Banks for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by each Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in an amount substantially equal to such Reference Bank's Adjusted CD Rate Advance comprising part of such Borrowing and with a maturity equal to such Interest Period (provided that if such quotations from such dealers are not available to any Reference Bank, such Reference Bank shall determine a reasonably equivalent rate on the basis of another customary source or sources selected by it), by
          (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage (as defined below) for such Interest Period, plus

               (b) the Assessment Rate (as defined below) for such Interest Period.

     The "Adjusted CD Rate Reserve Percentage" for the Interest Period for each
          -----------------------------------
     Adjusted CD Rate Advance comprising part of the same A Borrowing means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period. The

     "Assessment Rate" for the Interest Period for each Adjusted CD Rate Advance comprising part of the same A Borrowing means the annual assessment rate estimated (in good faith) by the Majority Lenders on the first day of such Interest Period for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank, N.A. in the United States. The Adjusted CD Rate for the Interest Period for each Adjusted CD Rate Advance comprising part of the same A Borrowing shall be determined by the Majority Lenders on the basis of applicable rates furnished to and received by the Majority Banks from the Reference Banks on the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

          "Adjusted CD Rate Advance" means an A Advance which bears interest as
           ------------------------
     provided in Section 2.06(b).

          "Advance" means an A Advance or a B Advance.
           -------

          "Affiliate" means, when used with respect to a Lender, any Person
           ---------
     directly or indirectly controlling, controlled by or under common control with such Lender. The term "control (including the terms "controlled by" or "under common control with") means the possession directly or indirectly of the power, whether or not exercised, to direct or cause the direction of the management and policies of any Person, whether through ownership of voting securities or by contract or otherwise.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
     Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means, as determined on the date the Adjusted CD
           -----------------
     Rate or Eurodollar Rate, as the case may be, is determined, when the Ratings are as set forth below, the rate per annum set forth below opposite such Ratings:


                        Applicable       Applicable
                             Ratings        Eurodollar   C/D Rate
                          Moody's     S&P     Margin      Margin
                        -----------  -----  -----------  ---------

If the Borrower has
a Moody's or S&P
rating which is
greater than or
equal to any one of:

Category 1              A3  or       A-            .12%      .245%
----------

If the Borrower has
a Moody's or S&P
rating which is
equal to any
one of:

Category 2              Baal or      BBB+          .16%      .285%
----------

Category 3              Baa2 or      BBB           .20%      .325%
----------

Category 4              Baa3 or      BBB-          .25%      .375%
----------

Any other Rating
lower than those
set forth above:

Category 5                                         .32%      .445%
----------

     For purposes of the foregoing, if the Ratings established or deemed to have been established by Moody's and S&P shall fall within different categories, the Applicable Margin shall be based on (A) if the Ratings are in adjacent categories, the higher of the two Ratings and (B) if the Ratings are in non-adjacent categories, the Rating immediately below the higher of the two Ratings. If the rating system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined using the rating of such rating agency most recently in effect prior to such change or cessation.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
     into by a Lender and an assignee in substantially the form of Exhibit C hereto and otherwise in accordance with Article VII.

          "B Advance" means an advance by a Lender to the Borrower pursuant to
           ---------
     the auction bidding procedure described in Section 2.02(b).

          "B Borrowing" means a borrowing consisting of simultaneous B Advances
           -----------
     from each of the Lenders whose offer to make such B Advances has been accepted under the auction bidding procedure described in Section 2.02(b).

          "B Note" means a promissory note of the Borrower payable to the order
           ------
     of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

          "B Reduction" means, for each Lender at any time, such Lender's
           -----------
     ratable portion (determined according to such Lender's respective Commitments) of the aggregate principal amount of all B Advances then outstanding.

          "Base Rate" means, for any Interest Period or any other period, a
           ---------
     fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

               (a) The rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate, or

               (b) The sum (adjusted to the nearest 1/100 of one percent or, if there is no nearest 1/100 of one percent, to the next higher 1/100 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the Federal Funds Rate by (B) a percentage equal to 100% minus the average of the daily percentages specified during such period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such period of the annual assessment rates estimated by Citibank, N.A. for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank, N.A. in the United States.

          "Base Rate Advance" means an A Advance which bears interest as
           -----------------
     provided in Section 2.06(a).

          "Business Day" means a day of the year on which banks are not required
           ------------
     or authorized to close in New

     York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
     such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "CD Lending Office" means, with respect to any Lender, the office of
           -----------------
     such Lender specified as its "CD Lending Office" opposite its name on
     Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower.

          "Commitment" has the meaning specified in Section 2.01.
           ----------

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
     for such period (adjusted to exclude all extraordinary or unusual items and any gains or losses on sales of assets outside the ordinary course of business) plus, without duplication and to the extent deducted in
               ----
     calculating such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount with respect to Indebtedness (including the Advances), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, and (e) any other non-cash charges. For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Leverage Ratio or Consolidated Interest Coverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made an Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto and any Indebtedness
                             --- -----
     incurred or assumed in connection therewith as if such Acquisition occurred and such Indebtedness had been incurred or assumed on the first day of such Reference Period.

          "Consolidated Interest Coverage Ratio" means, for any Reference
           ------------------------------------
     Period, the ratio of (a) Consolidated EBITDA for such Reference Period to
     (b) Consolidated Interest Expense for such Reference Period.

          "Consolidated Interest Expense" means, for any period, total cash
           -----------------------------
     interest expense (including that attributable to capitalized lease obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commission, discounts and other fees and charges accrued with respect to letters of credit and bankers' acceptance financing allocable to such period in accordance with GAAP), minus (in the case of net benefits) or plus (in the case of net costs) the net benefits or net costs under all Hedging Agreements in respect of Indebtedness of the Borrower and its Subsidiaries to the extent such net benefits or net costs are allocable to such period in accordance with GAAP. For the purposes of calculating Consolidated Interest Expense for any Reference Period pursuant to any determination of the Consolidated Interest Coverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made an Acquisition, Consolidated Interest Expense for such Reference Period shall be calculated after giving pro forma effect thereto and any Indebtedness
                                --- -----
     incurred or assumed in connection therewith as if such Acquisition occurred and such Indebtedness had been incurred or assumed on the first day of such Reference Period.

          "Consolidated Leverage Ratio" means, as at the last day of any
           ---------------------------
     Reference Period, the ratio of (a) Consolidated Total Debt on such date to
     (b) Consolidated EBITDA for such Reference Period.

          "Consolidated Net Income" means, for any period, the consolidated net
           -----------------------
     income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                                 --------
     excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the

     Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or any law applicable to such Subsidiary.

          "Consolidated Net Tangible Assets" means, at   any date, the total
           --------------------------------
     assets of the Borrower and its Subsidiaries at such date, determined on a consolidated basis, minus (a) the consolidated current liabilities of the Borrower and its Subsidiaries as of such date, (b) unamortized debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets, and (c) any write-up of the value of any assets (other than an allocation of purchase price in an acquisition) after December 31, 1997; all as determined in accordance with GAAP.

          "Consolidated Total Debt" means, at any date, the aggregate principal
           -----------------------
     amount of all Indebtedness of the Borrower and its Subsidiaries at such date other than Excluded Sunbelt Debt, determined on a consolidated basis in accordance with GAAP.

          "Contractual Obligation" means, as to any
           ----------------------

     Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
     office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower.

          "Domestic Subsidiary" shall mean any Subsidiary organized under the
           -------------------
     laws of any State of the United States of America, substantially all of the assets of which are located, and substantially all of the business of which is conducted, in the United States of America.

          "Environmental Laws" means any and all federal, state, local and
           ------------------
     foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses or governmental restrictions relating to the effect of the environment on human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "Eligible Assignee" means (i) a commercial bank organized under the
           -----------------
     laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000 and a combined capital and surplus of at least $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, having total assets in excess of $500,000,000, and having shareholders equity in excess of $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iv) the central bank of any country which is a member of the OECD.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person who for purposes of Title IV of
           ---------------
     ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Event" means (i) the occurrence of a reportable event, within
           -----------
     the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a) (2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in
     Section 4068(f) of ERISA; (iv) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan required under
     Section 302(f)(1) of ERISA, which Section imposes a lien for failure to make required payments; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
     Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
     office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar
           ---------------
     Rate Advance comprising part of the same A Borrowing and each B Advance comprising part of the same B Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 10:00 A.M. (New York time) two Business Days before the first day of such Interest Period or, in the case of a B Advance, two Business Days before the date of such B Borrowing in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such A Borrowing or, in the case of a B Borrowing, in an amount substantially equal to one quarter of the aggregate amount of such B Borrowing and for a period equal to such Interest Period or, in the case of a B Advance, equal to the period from the date of such B Advance to its maturity date as specified in the applicable Notice of B Borrowing. The Eurodollar Rate for such period for each such Advance comprising part of the same A Borrowing or B Borrowing (as applicable) shall be such average as determined by the Majority Lenders on the basis of applicable rates furnished to and received by the Majority Lenders from the Reference Banks two Business Days before the first day of such Interest Period or, in the case of a B Advance, two Business Days before the date of such B Borrowing, subject, however, to the provisions of
     Section 2.08.

          "Eurodollar Rate Advance" means an A Advance which bears interest as
           -----------------------
     provided in Section 2.06(c).

          "Eurodollar Rate Reserve Percentage" of any Lender for the Interest
           ----------------------------------
     Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Excluded Sunbelt Debt" means 66__% of the
           ---------------------
     Borrower's Indebtedness in respect of its Guarantee of the Guaranteed Secured Senior Notes due 2017, Series O, of Sunbelt Chlor Alkali Partnership.

          "Existing Credit Agreement" is defined in the
           -------------------------
     preamble of this Agreement.

          "Facility Fee Rate" means with respect to each day when the Ratings
           -----------------
     are as set forth below, the rate per annum set forth below opposite such
     Ratings:

                                 Ratings

                                 Moody's        S&P       Facility Fee Rate
                                 -------        ---       -----------------

If the Borrower has a
Moody's or

                                 Ratings

                                 Moody's        S&P       Facility Fee Rate
                                 -------        ---       -----------------

S&P rating
which is greater than or
equal to any one of:

Category 1
----------                        A3        or  A-          .08%

If the Borrower has a
Moody's or S&P rating
which is equal to any one
of:

Category 2                        Baa1          BBB+        .09%
----------
Category 3                        Baa2          BBB         .10%
----------
Category 4                        Baa3          BBB-        .12%
----------

Any other Rating
lower than those
set forth above:

Category 5                                                   .18%
----------


     For purposes of the foregoing, if the Ratings established or deemed to have been established by Moody's and S&P shall fall within different categories, the Facility Fee Rate shall be based on (A) if the Ratings are in adjacent categories, the higher of the two Ratings and (B) if the Ratings are in non-adjacent categories, the Rating immediately below the higher of the two Ratings. If the rating system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Facility Fee Rate shall be determined using the rating of such rating agency most recently in effect prior to such change or cessation.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
     rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published in Federal Reserve Statistical Release H.15(519), for such day (or, if such day is not a Business Day, for the next preceding Business
     Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Majority Banks from three Federal funds brokers of recognized standing selected by them.

          "Foreign Subsidiary" shall mean any Subsidiary other than a Domestic
           ------------------
     Subsidiary.

          "GAAP" is defined in Section 1.03.
           ----

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
     obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor"") in any manner,
                                          ---------------
     whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall
                                      --------
     not include endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Substances" means any toxic, radioactive, caustic or
           --------------------
     otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, in each case regulated by an Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
     foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
     obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, other than letters of credit and letters of guaranty issued to support obligations (other than Indebtedness) incurred in the ordinary course of business, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Insufficiency" means, with respect to any Plan, the amount, if any,
           -------------
     of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Election Request"  means a request by the Borrower to
           -------------------------
     convert or continue an A Borrowing in accordance with Section 2.15.

          "Interest Period" means, for each A Advance comprising part of the
           ---------------
     same A Borrowing, the period commencing on the date of such A Advance (or on the effective date of any election applicable to such A Borrowing pursuant to Section 2.15) and ending the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a Base Rate Advance, up to 180 days, (b) in the case of an Adjusted CD Rate Advance, 30, 60, 90 or 180 days and (c) in the case of a Eurodollar Rate Advance, 1, 2, 3 or 6 months, in each case as the Borrower may select, upon notice received by the Lenders not later than 11:00 A.M. (New York City time) on (i) the third Business Day prior to the first day of such Interest Period in the case of Eurodollar Rate Advances, (ii) the Business Day prior to the first day of such Interest Period in the case of Adjusted CD Rate Advances and (iii) the first day of such Interest Period in the case of Base Rate Advances; provided, however, that:

               (A) the Borrower may not select any Interest Period which ends after the Termination Date;

               (B) Interest Periods commencing on the same date for A Advances comprising part of the same Borrowing shall be of the same duration; and

               (C) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day on such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "Lenders" means the Banks listed on the signature pages hereof (until
           -------
     such Bank shall have assigned or had assumed all interests hereunder as provided in Sections 7.02(a) or 2.04(c)) and each assignee or Assuming Bank that shall become a party hereto pursuant to Sections 7.02(a) or 2.04(c).

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
     lien or charge of any kind (including any conditional sale or other title retention agreement, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction).

          "Margin Stock" shall have the meaning given such term under Regulation
           ------------
     U issued by the Board of Governors of the Federal Reserve System.

          "Majority Lenders" means at any time Lenders owed at least 51% of the
           ----------------
     then aggregate unpaid principal amount of the A Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section
           ------------------
     4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

          "Multiple Employer Plan" means a single employer plan, as defined in
           ----------------------
     Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under
     Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Note" means an A Note or a B Note.
           ----

          "Notice of A Borrowing" has the meaning specified in Section 2.02.
           ---------------------

          "Notice of B Borrowing" has the meaning specified in Section
           ---------------------
     2.02(b)(i).

          "OECD" means the Organization for Economic Cooperation and
           ----
     Development.

          "Officer's Certificate" means a certificate signed in the name of the
           ---------------------
     Borrower by its President, one of its Vice Presidents, its Treasurer or its Controller.

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Permitted Encumbrances" means:
           ----------------------

               (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

               (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 6.01(f); and

               (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

     provided that the term "Permitted Encumbrances" shall not include any Lien
     --------
     securing Indebtedness.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "Rating" means the senior unsecured debt rating of the Borrower (or
           ------
     its status as unrated) from time to time in effect from Standard and Poors Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), as the case may be.

          "Reference Banks" means The Chase Manhattan Bank and Citibank, N.A.
           ---------------

          "Reference Period" means any period of four consecutive fiscal
           ----------------
     quarters of the Borrower.

          "Significant Subsidiary" means each Subsidiary, but excludes any
           ----------------------
     Foreign Subsidiary the United States dollar value (or equivalent thereof) of whose assets is less than 5% of the total assets of the Borrower and the Subsidiaries, on a consolidated basis.

          "Single-Employer Plan" means a single employer plan, as defined in
           --------------------
     Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" means, as at any particular time, any corporation
           ----------
     included as a consolidated subsidiary of the Borrower in the financial statements contained in the most recent report filed by the Borrower with the Securities and Exchange Commission on Form 10-K pursuant to the Securities Exchange Act of 1934, provided that, under then current regulations of the Securities and Exchange Commission, such corporation may continue to be so included as a consolidated subsidiary of the Borrower in any such annual report thereafter filed by the Borrower with the Securities and Exchange Commission.

          "Tax-Exempt Financing" means a transaction with a governmental unit or
           --------------------
     instrumentality which involves (i) the issuance by such governmental unit or instrumentality to Persons other than the Borrower or a Subsidiary of bonds or other obligations on which the interest is exempt from Federal income taxes under Section 103 of the Internal Revenue Code and the proceeds of which are applied to finance or refinance the cost of acquisition of equipment or facilities of the Borrower or any of its subsidiaries, and (ii) participation in the transaction by the Borrower or a Subsidiary in any manner permitted by this Agreement.

          "Termination Date" means (i) October 15, 2002 or (ii) any date to
           ----------------
     which the Termination Date shall have been extended pursuant to Section 2.04(b); provided in each case of (i) and (ii), the earlier date on which the termination in whole of the Commitments occurs pursuant to Section 2.04(a) or 6.01.

          "Type" shall have the meaning given such term in the definition of A
           ----
     Advance.

          "Voting Rights" means, as to any corporation, ordinary voting power
           -------------
     (whether associated with outstanding common stock or outstanding preferred stock, or both) to elect members of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any class or classes of such corporation shall or might have voting power or additional voting power upon the occurrence of any contingency).

          "Wholly Owned" means, with respect to any corporation, a corporation
           ------------
     of which 100% of the Voting Rights are at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Wholly Owned Subsidiaries, or by one or more other Wholly Owned Subsidiaries.

          "Withdrawal Liability" shall have the meaning given such term under
           --------------------
     Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Computation of Time Periods. (a) In this Agreement and
                         ---------------------------
the Notes in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          (b) In this Agreement and the Notes each reference to a year shall be a reference to the twelve consecutive months beginning January 1 in such year and ending December 31 in such year and each reference to a quarter shall be a reference to one of the three consecutive month periods beginning January 1, April 1, July 1 or October 1, in each year.

          SECTION 1.03.  Accounting Terms.  All accounting terms not
                         ----------------
specifically defined herein shall be construed in accordance with GAAP. GAAP shall mean generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent certified consolidated financial statements of the Borrower and the Subsidiaries delivered to the Lenders, except that in the event that an accounting standard adopted by the Financial Accounting Standards Board requires recognition of a liability with respect to post retirement benefits other than pensions, the accruals which would otherwise be called for under such accounting standard shall be excluded in the calculations to be made under this Agreement. Disbursements with respect to post retirement benefits other than pensions shall be reflected in the calculations to be made under this Agreement.

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01.  The A Advances.  Each Lender severally agrees, on the
                         --------------
terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or on the Assumption Agreement or, if such Lender has entered into one or more Assignments and Acceptances, set forth in such Assignments and Acceptances, as such amount may be reduced pursuant to Section 2.04 (such Lender's "Commitment"); provided that the Commitment of each Lender shall be deemed used from time to time by the amount of such Lender's B Reduction. Each A Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow, repay pursuant to Section 2.05 or prepay pursuant to
Section 2.09(b), and reborrow, prior to the Termination Date, under this Section 2.01.

          SECTION 2.02.  Making the A Advances.  (i) Each A Borrowing shall be
                         ---------------------
made on notice, given not later than 11:00 A.M. (New York City time) by the Borrower to the Lenders, (A) in the case of Adjusted CD Rate Advances, on the Business Day prior to the date of the proposed A Borrowing and (B) in the case of Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed A Borrowing and (C) in the case of Base Rate Advances, on the day of the proposed A Borrowing. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telephone, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (I) date of such A Borrowing, (II) Type of A Advances comprising such A Borrowing, (III) aggregate amount of such A Borrowing, and (IV) Interest Period for each such A Advance. In the case of a proposed A Borrowing comprised of Base Rate Advances, Adjusted CD Rate Advances or Eurodollar Rate Advances, the Borrower shall, as soon as possible, notify each Lender of the applicable interest rate under Section 2.06(a), (b) or (c) and, if the Majority Lenders disagree with the calculation of the interest rate so notified by the Borrower, the Majority Lenders shall promptly notify each other Lender and the Borrower of such applicable interest rate. Upon the fulfillment of the applicable conditions set forth in Article III, each Lender shall, before 2:00 P.M. (New York City time) on the date of such A Borrowing, make available to the Borrower such Lender's ratable portion of such A Borrowing, at the account of the Borrower with such Lender in New York, New York or, if no such account exists, by wire transfer to such account as shall be specified by the Borrower by notice to such Lender, in same day funds.

          The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

          (ii) Anything in subsection (i) above to the contrary notwithstanding,

          (A) if any Lender shall, at least one Business Day before the date of any requested A Borrowing, notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation by any court, authority or agency, or any other governmental, judicial or regulatory body, makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, the right of the Borrower to select Eurodollar Rate Advances for such A Borrowing or any subsequent A Borrowing, with respect to such Lender
     (only), shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist or such Lender shall cease to be a party hereto, and each A Advance comprising such A Borrowing shall, with respect to such Lender (only), be an Adjusted CD Rate Advance (or, if the Borrower so notifies such Lender within two hours of such Lender so notifying the Borrower, a Base Rate Advance) of an equivalent amount and for an approximately equivalent term, provided that if all the Lenders so notify
                                    --------
     the Borrower, the Notice of A Borrowing in respect of such requested A Borrowing shall be automatically revoked. Each Lender giving a notice under this subclause (A) shall, promptly after giving such notice, provide the Borrower with an explanation, in reasonable detail, as to the circumstances causing such suspension;

          (B) if none of the Reference Banks furnish timely information to the Lenders for determining the Adjusted CD Rate for Adjusted CD Rate Advances, or the Eurodollar Rate for Eurodollar Rate Advances, comprising any requested A Borrowing, the right of the Borrower to select Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, for such A Borrowing or any subsequent A Borrowing shall be suspended until the Majority Lenders shall notify the Borrower and the other Lenders that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be an Adjusted CD Rate Advance or a Eurodollar Rate Advance, whichever is available (or, if neither is available or the Borrower so notifies the Lenders, a Base Rate Advance); and

          (C) if the Majority Lenders shall, at least one Business Day before the date of any requested A Borrowing, notify the Borrower that the Eurodollar Rate for Eurodollar Rate Advances comprising such A Borrowing will not adequately reflect the cost to the Lenders of making or funding their respective Eurodollar Rate Advances for such A Borrowing, the Notice of A Borrowing given in respect of such requested A Borrowing shall be automatically revoked and the right of the Borrower to select Eurodollar Rate Advances for such A Borrowing or any subsequent A Borrowing shall be suspended until the Majority Lenders shall notify the Borrower and the other Lenders that the circumstances causing such suspension no longer exist. The Majority Lenders giving a notice under this subclause (C) shall, promptly after giving such notice, provide the Borrower with an explanation, in reasonable detail, as to the circumstances causing such suspension.

          (iii) Each Notice of A Borrowing (subject to (A) and (C) above) shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Adjusted CD Rate Advances or Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date. Each Lender claiming indemnity for any such loss, cost or expense under this clause (iii) shall provide, at the time of making such claim, the Borrower with reasonable details, including the basis for the calculation thereof, of such loss, cost or expense, provided that,
                                                                  --------
in the absence of manifest error, the amount of such claims so notified shall be conclusive and binding upon the Borrower.

          (b)  Making the B Advances.  (i)  Each Lender severally agrees that
               ---------------------
the Borrower may make B Borrowings under this Section 2.02(b) from time to time on any Business Day during the period from the date hereof until the date occurring one day prior to the Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of
--------
all Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (after giving effect to each B Reduction).

          (A) The Borrower may request a B Borrowing under this Section 2.02(b) by delivering to the Lenders, by telephone, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in
                                            ---------------------
     substantially the form of Exhibit B-2 hereto, specifying (I) the date and aggregate amount of the proposed B Borrowing, (II) the type of interest rate applicable to such B Borrowing (which shall be a margin above or below the Eurodollar Rate or a fixed rate), (III) the interest period or periods applicable to such B Borrowing (which shall be up to 6 months in the case of Eurodollar Rate related B Borrowings and up to 180 days in the case of fixed rate B Borrowings), (IV) the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be later than the Termination Date), (V) the interest payment date or dates relating thereto, (VI) the time after which the offer of any Lender bidding for such B Borrowing cannot be accepted by the Borrower (which shall not be later than 10:30 A.M., New York City time, on the date of the proposed B Borrowing in the case of a fixed rate B Borrowing and on the third Business Day prior to the date of the proposed B Borrowing in the case of a Eurodollar Rate B Borrowing), and (VII) any other terms to be applicable to such B Borrowing, not later than 9:00 A.M. (New York City time) (x) on or before the date of the proposed B Borrowing if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by Lenders shall be fixed rates and (y) at least four Business Days prior to the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing that the rates to be offered by the Lenders shall be a margin above or below the Eurodollar Rate.

          (B) Each Lender shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest, with maturity date or dates, and with a maximum principal amount that may be accepted by the Borrower, each as specified by such Lender in its sole discretion, by notifying the Borrower by telephone before 9:30 A.M. (New York City time), confirmed in writing before 10:30 A.M. (New York City time), (I) on the date of such proposed B Borrowing, if the Borrower shall have specified in the Notice of B Borrowing that the rates of interest to be offered by the Lenders were to be fixed rates per annum and (II) on the third Business Day prior to the proposed B Borrowing, if the Borrower shall have instead specified in the Notice of B Borrowing that the rates of interest to be offered by the Lenders were to be Eurodollar Rates, of the maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.02(b)(i), exceed such Lender's Commitment), the rate or rates of interest and maturity date or dates therefor and such Lender's Applicable Lending Office with respect to such B Advance. If any Lender shall elect not to make such an offer, such Lender shall so notify the Borrower by telephone, confirmed immediately in writing, before 9:30 A.M. (New York City time) on the date it would have been obliged to notify the Borrower of its offer, had it elected to make such offer and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure
                                                --------
     by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

          (C) The Borrower shall, in turn, not later than the time after which the Borrower cannot accept the bid of any Lender, as specified by the Borrower in the Notice of B Borrowing delivered by it in respect of such proposed B Borrowing, (I) on the date of such proposed B Borrowing, if the Borrower shall have specified in the Notice of B Borrowing that the rates of interest to be offered by the Lenders were to be fixed rates per annum and (II) on the third Business Day prior to the proposed B Borrowing, if the Borrower shall have instead specified in the Notice of B Borrowing that the rates of interest to be offered by the Lenders were to be Eurodollar Rates, either,

               (x) cancel such B Borrowing by giving the Lenders notice by telephone, confirmed immediately in writing, to that effect, or

               (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (B) above, in ascending order of the effective cost to the Borrower (and if two or more of such offers have an equal effective cost to the Borrower, the Borrower shall accept each such equal offer in the proportion that the amount of each such equal offer bears to the aggregate amount of all offers at such equal effective cost made by the Lenders making such equal offers), provided if the order referred to above would result in the acceptance of an offer by any Lender in an aggregate amount of less than $5,000,000, the Borrower shall accept such amounts as, in its discretion, it chooses to ensure that no offer of a Lender is accepted for an aggregate amount of less than $5,000,000; such acceptance shall be made by the Borrower giving notice by telephone, confirmed immediately in writing, to each Lender of the amount of each B Advance (which amount shall be equal to or less than the maximum amount notified to the Borrower by such Lender for such B Advance pursuant to paragraph
          (B) above) to be made by such Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (B) above by giving such Lenders notice to that effect.

         (D) If the Borrower notifies the Lenders that such B Borrowing is cancelled pursuant to paragraph (C)(x) above, such B Borrowing shall not be made.

          (E) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (C)(y) above, the Borrower shall in turn promptly notify by telephone, confirmed immediately in writing, (I) each Lender that has made an offer as described in paragraph (B) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (B) above have been accepted by the Borrower, (II) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (III) each Lender of the aggregate amount of the B Borrowing, the aggregate amount of the consequent B Reductions, the dates upon which such B Reductions commenced and will terminate, the lowest rate or margin (as applicable) bid and the rate or margin (as applicable) above which bids were not accepted by the Borrower in connection with such B Borrowing. Upon the fulfillment of the applicable conditions set forth in Article III, each Lender that is to make a B Advance as part of such B Borrowing shall, before 2:00 P.M. (New York City time) on the date of such B Borrowing make available to the Borrower, at the account of such Borrower with such Lender in New York, New York or, if no account exists, by wire transfer to such account as shall be specified by the Borrower by notice to such Lender, in same day funds.

          (F) The Borrower shall indemnify each Lender against any loss, cost, or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified for such B Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or maintained by such Lender to fund the B Advance to be made by such Lender as part of such B Borrowing when such B Advance, as a result of such failure, is not made on such date. Each Lender claiming indemnity for such loss, cost or expense under this subclause (F) shall provide, at the time of making such claim, the Borrower with reasonable details, including the basis for the calculation thereof, of such loss, cost or expense, provided that, in the absence of manifest error, the amount of such claim so notified shall be conclusive and binding upon the Borrower.

          (G) In the case of a proposed B Borrowing comprised of Eurodollar Rate related B Advances, the Borrower shall, as soon as possible, notify each Lender of the applicable Eurodollar Rate and, if the Majority Lenders disagree with the calculation of the Eurodollar Rate so notified by the Borrower, the Majority Lenders shall promptly notify each other Lender and the Borrower of such applicable Eurodollar Rate.

          (ii) Each B Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of such B Borrowing, shall not result in the limitations set forth in the proviso to the first sentence of subsection (i) above being exceeded.

          (iii)  Within the limits and on the conditions set forth in this
Section 2.02(b), the Borrower may from time to time borrow under this Section 2.02(b), repay or prepay pursuant to subsection (iv) below, and reborrow prior to the Termination Date under this Section 2.02(b).

          (iv) The Borrower shall repay each Lender which has made a B Advance on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (i)(A) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection
(i)(A) above and provided in the B Note evidencing such B Advance.

          (v) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (i)(B) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (i)(A) above, as provided in the B Note evidencing such B Advance.

          (vi) The Indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B

Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance.

          SECTION 2.03.  Facility Fee.  The Borrower agrees to pay a facility
                         ------------
fee on the average daily aggregate amount of the Lenders' Commitments from the date hereof in the case of each Bank and from the effective date specified in the Assignment and Acceptance or Assumption Agreement pursuant to which it became a Lender in the case of each other Lender until the Termination Date at the Facility Fee Rate, payable quarterly in arrears and on the Termination Date.

          SECTION 2.04.  Reduction and Extension of the Commitments/Substitution
                         -------------------------------------------------------
of Banks.  (a) The Borrower shall have the right, upon at least two Business
--------
Days' notice to the Lenders, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $15,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b) Not later than the date 45 days prior to the Termination Date then in effect, the Borrower may deliver to the Lenders a notice requesting that the Commitments be extended to the fourth anniversary of such Termination Date. Within 10 days after its receipt of any such notice, each Lender shall notify the Borrower of its willingness or unwillingness so to extend its Commitment. Any Lender which shall fail so to notify the Borrower within such period shall be deemed to have declined to extend its Commitment. In the event each Lender shall be willing to extend its Commitment, the Borrower shall so notify each Lender and the Termination Date shall without further action be extended to the fourth anniversary of the date which shall theretofore have been the Termination Date. In the event that any Lender shall be unwilling to extend its Commitment, the Commitments of the Lenders will not be extended and the Termination Date shall remain unchanged.

          (c) Optional Termination and Substitution of Banks.  The Borrower may,
              ----------------------------------------------
upon not less than two Business Days prior notice to a Bank or Banks, terminate in whole the Commitment of such Bank or Banks and arrange in respect of each terminated Bank for one or more bank or banks ("Assuming Bank or Banks") other than the Banks to assume a Commitment equal to or Commitments in aggregate amount equal to the amount of the Commitment of the terminated Bank, provided
                                                                     --------
that no such termination shall be made unless, at
such time, no event has occurred and is continuing which constitutes an Event of Default. Such termination shall be effective (x) with respect to each such terminated Bank's unused Commitment, on the date set forth in such notice, provided, however, that such date shall be no earlier than two Business Days
--------  -------
after receipt of such notice or (y) in the event that an Advance is outstanding from such terminated Bank which is to be paid in connection with such termination, on the last day of the then current interest period relating to such Advance. Such assumption shall be effective on the date specified in (x) or
(y) above, as the case may be, provided, however, that each Assuming Bank shall
                               --------  -------
have delivered to the other Banks, on or prior to such date, an Assumption Agreement in substantially the form of Exhibit E hereto. (The term "Bank" as used in this Agreement immediately following such assumption shall include an Assuming Bank.) Notwithstanding the provisions of this Section 2.04(c), termination or substitution shall not be effective unless the Assuming Bank meets, at the time of substitution, the criteria set forth in this Agreement for an "Eligible Assignee."

          Upon the termination of a Bank's Commitment under this subsection 2.04(c), the Borrower will pay or cause to be paid all principal of, and interest accrued to the date of such payment on, Advances owing to such Bank and pay any fees payable to such Bank pursuant to the provisions of Section 2.03 with respect to the Commitment which is terminated, any amounts payable pursuant to the provisions of Section 8.04 and any other amounts payable to such Bank hereunder with respect to the Commitment which is terminated or Advances which are paid; and upon such payments, the obligations of such Bank hereunder shall, by the provisions hereof, be released and discharged, and it shall be deemed to have relinquished its rights under this Agreement (other than any rights under Section 8.08).

          SECTION 2.05.  Repayment.  The Borrower shall repay the principal
                         ---------
amount of each A Advance owing to each Lender on the Termination Date.

          SECTION 2.06.  Interest.  The Borrower shall pay interest on the
                         --------
unpaid principal amount of each A Advance owing to each Lender from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a) Base Rate Advances.  If such A Advance is a Base Rate Advance, a
              ------------------
     rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears on (i) the last day of each quarter, (ii)
     the last day of the Interest Period applicable to such Base Rate Advance, and (iii) the date such Base Rate Advance shall be paid in full; provided
                                                                      --------
     that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 1-1/2% per annum above the Base Rate.

          (b) Adjusted CD Rate Advances.  If such A Advance is an Adjusted CD
              -------------------------
     Rate Advance, a rate per annum at all times during the Interest Period for such A Advance equal to the sum of the Adjusted CD Rate for such Interest Period, plus the Applicable Margin, payable in arrears on (A) if the Interest Period in respect of such Advance is less than or equal to 90 days, the last day of such Interest Period, or (B) if the Interest Period in respect of such Advance is greater than 90 days, the last day of each three-month period (beginning the first day of such Interest Period) occurring during that Interest Period, and also on the last day of such Interest Period; provided that any amount of principal which is not paid
                      --------
     when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 1 and 1/2 of 1% per annum above the Base Rate in effect from time to time.

          (c) Eurodollar Rate Advances.  If such A Advance is a Eurodollar Rate
              ------------------------
     Advance, a rate per annum equal at all times during the Interest Period for such A Advance to the sum of the Eurodollar Rate for such Interest Period, plus the Applicable Margin, payable in arrears on (A) if the Interest Period in respect of such Advance is less than or equal to three months, the last day of such Interest Period, or (B) if the Interest Period in respect of such Advance is greater than three months, the last day of each three-month period (beginning the first day of such Interest Period) occurring during that Interest Period, and also on the last day of such Interest Period; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 1 and 1/2% per annum above the Base Rate in effect from time to time.

          SECTION 2.07.  Additional Interest on Eurodollar Rate Advances.  The
                         -----------------------------------------------
Borrower shall pay to each Lender additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest shall be determined by such Lender and notified to the Borrower. Each Lender notifying the Borrower of such additional interest shall provide the Borrower, at the time of such notification, with reasonable details, including the basis for the calculation thereof, of such additional interest, provided that, in the absence of manifest error, the amount of such additional
--------
interest so notified shall be conclusive and binding upon the Borrower.

          SECTION 2.08.  Interest Rate Determination. (a) Each Reference Bank
                         ---------------------------
agrees to furnish to the Borrower and the Lenders timely information for the purpose of determining each Adjusted CD Rate or Eurodollar Rate, as applicable. Subject to Section 2.02(a)(ii)(B), if any of the Reference Banks shall not furnish such timely information to the Lenders for the purpose of determining any such interest rate, the Lenders shall determine such interest rate on the basis of timely information furnished by the remaining Reference Bank.

          (b) The Majority Lenders shall give prompt notice to the Borrower and the other Lenders of the applicable interest rate determined by the Majority Lenders for purposes of Section 2.06(a), (b) or (c), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate or, in the case of Section 2.02(b), applicable Eurodollar Rate under Sections 2.02(b) or 2.06(b) or (c).

          SECTION 2.09.  Prepayments.  (a)  The Borrower shall have no right to
                         -----------
prepay any principal amount of any A Advances other than as provided in subsection (b) below.

          (b) The Borrower may, (i) upon at least one Business Day's notice in the case of Base Rate Advances, (ii) one Business Day's notice in the case of Adjusted CD

Rate Advances or (iii) three Business Days' notice in the case of Eurodollar Rate Advances, to the Lenders stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that
                                                -------- --------
(i) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and
(ii) in the event of any such prepayment of an Adjusted CD Rate Advance or Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 8.04(b).

          SECTION 2.10.  Increased Costs.  (a)  If, due to either (i) the
                         ---------------
introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Adjusted CD Rate Advances, included in the Adjusted CD Rate Reserve Percentage or, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation by any court, authority or agency, or any other governmental, judicial or regulatory body, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Adjusted CD Rate Advances or Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost. Each Lender demanding payment of such amount shall provide, at the time of making such demand, the Borrower with reasonable details, including the basis for the calculation thereof, of such increase, provided that, in the absence of
                                               --------
manifest error, the amount so notified shall be conclusive and binding upon the Borrower.

          (b) If any Lender determines (in good faith) that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. Each Lender demanding payment of such amount shall provide, at the time of making such demand, the Borrower with reasonable details, including the basis for the calculation thereof, of such increase, provided that, in the absence of manifest error, the amount so notified shall be conclusive and binding upon the Borrower.

          (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to
                          --------
compensate a Lender pursuant to this Section for any increased costs incurred more than 270 days prior to the date that such Lender notifies the Borrower of any event described in paragraph (a) or (b) of this Section (a "Change in Law") which gives rise to such increased costs and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise
                       ----------------
to such increased costs is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (d) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any B Advances if the Change in Law which would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Notice of B Borrowing pursuant to which such Advance was made.

          (e) If any Lender requests compensation under this Section, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (f) If any Lender requests compensation under this Section, then the Borrower may, at its sole expense and effort, upon notice to such Lender require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 7.02), all its interests, rights and obligations under this Agreement (other than any outstanding B Advances held by
it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) at the
                                                      --------
time the Borrower requires such an assignment, no event has occurred and is continuing which constitutes an Event of Default, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances (other than B Advances), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under this Section, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION 2.11.  Payments and Computations.  (a)  The Borrower shall
                         -------------------------
make each payment hereunder and under the Notes not later than 2:00 P.M. (New York City time) (or 11:00 A.M. (New York City time) if the Borrower does not maintain an account with such Lender) on the day when due in U.S. dollars to the applicable Lender at its Applicable Lending Office in same day funds. From and after the effective date specified in each Assignment and Acceptance, the Borrower shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b)  [Intentionally left blank.]

          (c) All computations of interest with respect to the A Advances based on the Base Rate and of fees shall be made by the Majority Lenders on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest (i) with respect to the B Advances, (ii) with respect to the A Advances based on the Adjusted CD Rate, the Eurodollar Rate or the Federal Funds Rate and
(iii) pursuant to Section 2.07 shall be made by the Majority Lenders on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Majority Lenders (or, in the case of Section 2.07, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees, as the case may be; provided, however, if such extension would cause payment of interest on or
--------  -------
principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment, shall be made on the next preceding Business Day.

          SECTION 2.12.  A Notes.  The Indebtedness of the Borrower resulting
                         -------
from each A Advance made to the Borrower as part of an A Borrowing shall be evidenced by an A Note of the Borrower payable to the order of the Lender making such A Advance.

          SECTION 2.13.  Sharing of Payments, Etc.  If any Lender shall obtain
                         ------------------------
any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances owing to it (other than pursuant to Section 2.04(c), 2.07, 2.10 or 2.14) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however,
                                                              --------  -------
that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.14.  Taxes.  (a)  Any and all payments by the Borrower
                         -----
hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, taxes imposed on its
                 ---------
income, and franchise taxes imposed on it, and any liability arising therefrom or with respect thereto, by the United States or any State or other political subdivision thereof or by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender makes written demand therefor. If a Lender receives an indemnification payment from the Borrower in accordance with this subsection (c) and such Lender subsequently receives from the applicable jurisdiction a payment of all or a portion of the amount of Taxes or Other Taxes or liability with respect to which such indemnity payment was made, such Lender shall promptly turn over (without interest) to the Borrower the amount of such repayment.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the applicable Lender, at its Domestic Lending Office, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Notes, the Borrower will, if reasonably requested by a Lender furnish to such Lender, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Majority Banks, in either case stating that such payment is exempt from or not subject to Taxes.

          (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and under the Notes.

          SECTION 2.15.  Interest Elections.  (a) Each A Borrowing initially
                         -------------------
shall be of the Type specified in the applicable Notice of A Borrowing and, in the case of a Eurodollar Rate A Borrowing or Adjusted CD Rate A Borrowing, shall have an initial Interest Period as specified in such Notice of A Borrowing. Thereafter, the Borrower may elect to convert such A Borrowing to a different Type or to continue such A Borrowing and, in the case of a Eurodollar Rate A Borrowing or Adjusted CD Rate A Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected A Borrowing, in which case each such A Borrowing shall be allocated ratably among the Lenders having made the A Advances comprising such A Borrowing, and the A Advances comprising each such portion shall be considered a separate A Borrowing. This Section shall not apply to B Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify each Lender of such election by telephone by the time that a Notice of A Borrowing would be required under Section 2.02 if the Borrower were requesting an A Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to each Lender of a written Interest Election Request signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the A Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting A Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting A Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) the Type of A Advances comprising such A Borrowing; and

          (iv) the Interest Period for each such A Advance.

If any such Interest Election Request requests a Eurodollar Rate A Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If any such Interest Election Request requests an Adjusted CD Rate A Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of 30 days duration.

          (d) If the Borrower fails to deliver a timely Interest Election Request with respect to an A Borrowing prior to the end of the Interest Period applicable thereto, then, unless such A Borrowing is repaid as provided herein, at the end of such Interest Period such A Borrowing shall be continued as or converted to a Base Rate A Borrowing with an Interest Period ending on the next day that is the last day of a quarter.

                                  ARTICLE III

                             CONDITIONS OF LENDING

          SECTION 3.01.  Condition Precedent to Restatement.  The effectiveness
                         ----------------------------------
of the amendment and restatement of the Existing Credit Agreement in the form of this Agreement is subject to the execution and delivery of counterparts of this Agreement by the Borrower and the Lenders and the satisfaction of the following additional conditions precedent:

          (i) The Lenders shall have received the following, each dated the date hereof, in form and substance satisfactory to them:

               (a) An A Note to the order of any Lender     requesting such note
          to replace the A Note   issued to such Lender under the Existing
          Credit Agreement.

               (b) An Officer's Certificate attaching copies of the resolutions of the Board of Directors of the Borrower (or an authorized committee thereof) approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

               (c) An Officer's Certificate certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

               (d) A favorable opinion of a Senior Counsel of the Borrower, substantially in the form of Exhibit D hereto and as to such other matters as any Lender may reasonably request.

          (ii) The Borrower shall have paid to the Lenders the amendment fee separately agreed upon.

Upon satisfaction of the foregoing conditions the Existing Credit Agreement shall be deemed amended and restated in the form of this Agreement, and the commitments under the Existing Credit Agreement shall be deemed terminated to the extent inconsistent with the Commitments set forth herein, and the Borrower shall pay any accrued fees and other amounts owing to any Bank party to the Existing Credit Agreement but not this Agreement.

          SECTION 3.02.  [Intentionally left blank]

          SECTION 3.03.  Conditions Precedent to Each Borrowing Increasing the
                         -----------------------------------------------------
Aggregate Amount of Advances.  The obligation of each Lender to make an A
----------------------------
Advance on the occasion of each A Borrowing (including the initial A Borrowing) which would increase the aggregate outstanding amount of A Advances owing to such Lender over the aggregate outstanding amount of A Advances owing to such Lender immediately prior to the making of such A Advance, shall be subject to the further conditions precedent that on the date of such A Borrowing the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing such statements are true):

          (i) The representations and warranties contained in Section 4.01 are correct on and as of the date of such A Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) No event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          SECTION 3.04.  Conditions Precedent to Each B Borrowing.  The
                         ----------------------------------------
obligation of each Lender which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (a) such Lender shall have received the written confirmatory Notice of B Borrowing with respect thereto and (b) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

          (a) The representations and warranties contained in Section 4.01 are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

          (b) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the Borrower.  The
                         ----------------------------------------------
Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement, has all requisite corporate power and authority to conduct its business, to own its properties and assets as it is now conducted and as proposed to be conducted and is qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the conduct of its business requires it to so qualify or be licensed except where the failure to do so, individually or in the aggregate, could not reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement or any Note.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes, including the Borrower's use of the proceeds thereof, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law (including, without limitation, Regulations T, U and X issued by the Board of Governors of the Federal Reserve Board) or any contractual restriction binding on or affecting the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

          (d) This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (e)  [Intentionally Left Blank.]

          (f) There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against the Borrower or any Subsidiary the reasonably anticipated outcome of which would materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement or any Note or which purports to affect the legality, validity or enforceability of this Agreement or any Note.

          (g)  [Intentionally left blank]

          (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, except in compliance with Regulations T, U and X issued by the Board of Governors of the Federal Reserve Board.

          (i) Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

          (j) The Borrower and each Subsidiary have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof.

          (k) In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the operations and properties of the Borrower, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any liabilities in connection with off-site deposit of Hazardous Substances or wastes, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that, except with respect to any matter disclosed in Items 1 or 3 in the Borrower's 1997 Form 10-K or in the Commitments and Contingencies Note to the consolidated financial statements incorporated therein, such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to cause a material adverse change in the financial condition or results of operations of the Borrower from that shown on the consolidated financial statements as at, and for the nine-month period ended September 30, 1998, provided that the inclusion of such exception does not indicate that any
     --------
     such matter will cause such a material adverse change.

          (l) Except as otherwise disclosed in the Annual Report of the Borrower on Form 10-K for the fiscal year ended December 31, 1998 (the "Borrower's 10K"), as supplemented (but only if each such supplement is delivered to the Lenders) on or before the date the amendment and restatement of the Existing Credit Agreement becomes effective pursuant to Section 3.01, to the best of the Borrower's knowledge, the disclosures relating to Year 2000 materials contained in the Borrower's 10K referred to above in this clause
     (1) materially accurately reflect as of the date such statements are purported to be made, the Borrower's efforts to address issues associated with the Year 2000.

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01.  Affirmative Covenants.  So long as any Advance shall
                         ---------------------
remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

          (a) Compliance with Laws, Etc.  Comply, and cause each Subsidiary to
              --------------------------
     comply, with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith) the failure to comply with which would have a material adverse effect on the property, condition or operations (financial or otherwise) of the Borrower or the Borrower and the Subsidiaries taken as a whole.

          (b) Consolidated Leverage Ratio.  Maintain a  Consolidated Leverage
              ---------------------------
     Ratio as of the last day of any Reference Period of not more than 3.5 to 1.0.

          (c) Consolidated Interest Coverage Ratio.  Maintain a Consolidated
              ------------------------------------
     Interest Coverage Ratio for any Reference Period of not less than 3.0 to 1.0.

          (d)   [Intentionally Left Blank.]

          (e) Insurance.  Maintain, and cause each Subsidiary to maintain,
              ---------
     insurance with reputable insurance companies or associations in such amount and covering such risks as the Borrower, in its good faith business judgment, believes necessary.

          (f) ERISA.  And will ensure that each ERISA Affiliate will meet its
              -----
     minimum funding requirements and all of its other obligations under ERISA with respect to all of its Plans and satisfy all of its obligations to Multiemployer Plans, including any Withdrawal Liability, if the failure to do so would have a material adverse effect on the property, condition or operations of the Borrower or the Borrower and the Subsidiaries taken as a whole.

          (g) Reporting Requirements.  Furnish to the Lenders:
              ----------------------

               (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each year, balance sheets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of such quarter and statements of income and retained earnings and cash flow of the Borrower and the Subsidiaries, on a consolidated basis, for the period commencing at the end of the previous year and ending with the end of such quarter, certified by the chief financial officer of the Borrower, subject to audit and year end adjustments;

               (ii) as soon as available and in any event within 120 days after the end of each year, a copy of the balance sheets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of such year and the statements of income and retained earnings and cash flow of the Borrower and the Subsidiaries, on a consolidated basis, for such year, certified by KPMG Peat Marwick or another independent nationally recognized firm of public accountants;

               (iii) as soon as possible and in any event within ten days after an officer of the Borrower becomes aware of the occurrence of each Event of Default (and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default), an Officer's Certificate setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

               (iv) contemporaneously with each delivery of the statements referred to in clauses (i) and (ii) above, (A) either an Officer's Certificate stating that no Event of Default (other than by reason of non-compliance with the covenants referred to in Sections 5.01(b), (c) and (d)) and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default (other than by reason of non-compliance with the covenants referred to in Sections 5.01(b), (c) and (d)) occurred during such quarter or, if applicable, an Officer's Certificate pursuant to clause (iii) above, (B) an Officer's Certificate stating that, as of the last day of the preceding quarter, and to the best of his or her knowledge, at all times during the preceding quarter, the Borrower was in compliance with the covenants referred to in Sections 5.01(b), (c) and
          (d) and providing reasonable details of the calculations evidencing the Borrower's compliance with such covenants and (C) reasonable details of each material change in GAAP from those applied in preparing the statements referred to in Section 4.01(e) insofar as such changes are applicable to the statements referred to in clauses
          (i) and (ii) above;

               (v) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its shareholders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange (other than those pertaining to employee benefit plans); and

               (vi) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as any Lender may from time to time reasonably request.

          SECTION 5.02.  Negative Covenants.  So long as any Advance shall
                         ------------------
remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

          (a) Liens.  Create, assume or suffer to exist or permit any Subsidiary
              -----
     of the Borrower to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except

               (i)  Permitted Encumbrances,

               (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred to secure Indebtedness, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

               (iii) Liens on property or assets of a Domestic Subsidiary to secure obligations of such Subsidiary to the Borrower or another Domestic Subsidiary,

               (iv) any Lien on property of any Foreign Subsidiary to secure Indebtedness of such Subsidiary, provided that, immediately after giving effect thereto and to the concurrent repayment of any other Indebtedness, the aggregate principal amount of outstanding Indebtedness secured by Liens permitted by this clause (iv) or by clause (vi), (vii), (viii) or (ix) of this Section does not exceed 10% of Consolidated Net Tangible Assets,

               (v) Liens incurred in connection with any Tax-Exempt Financing which do not in the aggregate materially detract from the value of the property or assets affected thereby or materially impair the use of such property or assets in the operation of its business,

               (vi) Liens on property or assets granted in connection with applications for or reimbursement obligations with respect to letters of credit issued at the request of the Borrower or a Subsidiary by a banking institution to secure the performance of obligations of the Borrower or a Subsidiary relating to such letters of credit, to the extent such banking institution requested the granting to it of such Lien as a condition for its issuance of the letter of credit; provided that, immediately after giving effect thereto and to the concurrent repayment of any other Indebtedness, the aggregate principal amount of outstanding Indebtedness secured by Liens permitted by this clause
          (vi) or by clause (iv), (vii), (viii) or (ix) of this Section does not exceed 10% of Consolidated Net Tangible Assets,

               (vii) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in
          --------
          connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case maybe, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (D) immediately after giving effect thereto and to the concurrent repayment of any other Indebtedness, the aggregate principal amount of outstanding Indebtedness secured by Liens permitted by this clause (vii) or by clause (iv), (vi), (viii) or (ix) of this Section does not exceed 10% of Consolidated Net Tangible Assets,

               (viii) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) with
                                                      --------
          respect to Liens securing Indebtedness of any Domestic Subsidiary, such Liens secure Indebtedness permitted by clause (ii) of Section 5.02(b), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary and (E) immediately after giving effect thereto and to the concurrent repayment of any other Indebtedness, the aggregate principal amount of outstanding Indebtedness secured by Liens permitted by this clause (viii) or by clause (iv), (vi), (vii) or (ix) of this Section does not exceed 10% of Consolidated Net Tangible Assets,

               (ix) Liens securing other obligations of the Borrower and its Subsidiaries not expressly permitted by clauses (i) through (viii) above; provided that, immediately after giving effect thereto and to the concurrent repayment of any other secured obligations, the aggregate principal amount of outstanding obligations secured by Liens permitted by this clause (ix) or by clause (iv), (vi), (vii) or (viii) of this Section does not exceed 10% of Consolidated Net Tangible Assets, and

               (x) Liens on Margin Stock, if and to the extent the value of all Margin Stock of the Borrower and its Subsidiaries exceeds 25% of the value of the total assets subject to this Section 5.02(a) (it being understood that Margin Stock not in excess of 25% of the value of such assets will be subject to the restrictions of this Section 5.02(a)).

          (b) Domestic Subsidiary Indebtedness.  Permit any Domestic Subsidiary
              --------------------------------
     to create, incur, assume or permit to exist any Indebtedness, except:

               (i) Indebtedness of any Domestic Subsidiary to the Borrower or any other Domestic Subsidiary;

               (ii) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) such
                                                --------
          Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and
          (B) the aggregate principal amount of outstanding Indebtedness permitted by this clause (ii) and clause (iii) below shall not, at the time that any such Indebtedness is incurred (and after giving effect to any concurrent repayment of Indebtedness), exceed 10% of Consolidated Net Tangible Assets;

               (iii) Indebtedness of any Person that becomes a Domestic Subsidiary after the date hereof; provided that (A) such Indebtedness
                                            --------
          exists at the time such Person becomes a Domestic Subsidiary and is not created in contemplation of or in connection with such Person becoming a Domestic Subsidiary and (B) the aggregate principal amount of outstanding Indebtedness permitted by this clause (iii) and clause
          (ii) above shall not, at the time that any such Indebtedness is incurred (and after giving effect to any concurrent repayment of Indebtedness), exceed 10% of Consolidated Net Tangible Assets; and

               (iv) other Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

          (c) Mergers, Etc.  (i) Merge or consolidate with or into any other
              -------------
     Person (other than a Subsidiary) or (ii) convey, transfer, lease or otherwise dispose of, or permit a Subsidiary to convey, transfer, lease, or otherwise dispose of, (whether in one transaction or in a series of related transactions) all or substantially all of the property or assets of the Borrower and its Subsidiaries taken as a whole (whether now owned or hereafter acquired), directly or indirectly, to any Person, including through a merger or consolidation of a Subsidiary with an unaffiliated party, unless, in each case of (i) or (ii), (A) after giving effect to such proposed transaction, no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist, (B) the surviving or acquiring entity is a corporation organized under the laws of one of the United States and (C) the surviving or acquiring corporation if other than the Borrower, expressly assumes the performance of all the obligations of the Borrower under this Agreement and the Notes provided that to the extent that the
                                        --------
     value of all Margin Stock owned by the Borrower and its Subsidiaries taken as a whole exceeds 25% of the value of the total assets of the Borrower and its Subsidiaries subject to this Section 5.02(c), nothing in this Section 5.02(c) shall prohibit the sale of such Margin Stock (it being understood that Margin Stock not in excess of 25% of the value of such assets will be subject to the restrictions of this Section 5.02(c)).

          (d)  [Intentionally Left Blank.]

          (e) ERISA.  Create, assume or suffer to exist or permit any ERISA
              -----
     Affiliate to create, assume or suffer to exist (i) any Insufficiency of any Plan (or, in the case of a Plan with respect to which an ERISA Event described in clauses (iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto), in respect of which Plan an ERISA Event has occurred, or (ii) any Withdrawal Liability under any Multiemployer Plan, if the sum of (A) any such Insufficiency or Withdrawal Liability, as applicable, (B) the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clauses (iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto), (C) amounts then required to be paid to any and all other Multiemployer Plans by the Borrower or its ERISA Affiliates as Withdrawal Liability and (D) the aggregate principal amount of all Indebtedness of the Borrower and all the Subsidiaries secured by Liens permitted by clauses
     (iv), (vi), (vii), (viii) and (ix) of Section 5.02(a), shall exceed 10% of Consolidated Net Tangible Assets.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay (i) any principal of any Advance when the same becomes due and payable or (ii) any interest on any Advance or any fees or other amounts payable under this Agreement within five days of the same becoming due and payable; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01 (b) or (c) or Section 5.02, or (ii) any term, covenant or agreement contained in this Agreement or any Note (other than as referred to in subsection (a) or clause (i) above) on its part to be performed or observed if, in the case of this clause (ii), such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by any Lender; or

          (d) The Borrower or any Subsidiary shall fail to pay any installment of principal of or any premium or interest on any Indebtedness, which is outstanding in a principal amount of at least $25,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or any Indebtedness of the Borrower or any Subsidiary which is outstanding in an aggregate principal amount of at least $10,000,000 shall, for any reason, be accelerated; or

          (e) Either the Borrower or any Significant Subsidiary or any two or more Subsidiaries which (when taken together) would have aggregate total assets constituting those of a Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against the Borrower or such Subsidiary (but not instituted by it), either such proceeding shall not be dismissed or stayed for 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or the Borrower or any such Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and, within 60 days of the commencement of such proceedings, such judgment shall not have been satisfied or (subject to clause (ii) below) shall have been stayed or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

then, and in any such event, the Majority Lenders may (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the

Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an Event of Default resulting from the actual or deemed entry of an order for relief with respect to the Borrower or any Subsidiary under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE VII

                        ASSIGNMENTS AND PARTICIPATIONS

          SECTION 7.01.  Binding Effect.  This Agreement shall become effective
                         --------------
when it shall have been executed by the Borrower and by each Bank and thereafter shall be binding upon and inure to the benefit of the Borrower and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 7.02.  Assignments. (a) Each Lender may, upon at least 10
                         -----------
Business Days' notice to the Borrower, assign to one or more banks or other entities (other than an assignment which would result in increased costs to the Borrower pursuant to Sections 2.07, 2.10 or 2.14 hereof or under the definitions of "Adjusted CD Rate" or "Base Rate") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) if such bank or other entity is not already
        --------
a Lender or an Affiliate of a Lender and prior to the expiring of the 10 Business Days' notice referred to above, the Borrower notifies the assignor Lender that such assignee is, in its sole discretion, not acceptable to it, such assignor Lender shall not make such assignment, (ii) the parties to each such assignment shall execute and deliver to the Borrower an Assignment and Acceptance, together with any Note or Notes subject to such assignment, (iii) each such assignment shall be only to an Eligible Assignee, (iv) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning

Lender's rights and obligations under this Agreement and (v) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, in the case of an assignment to a Lender and $10,000,000, in the case of an Assignment to an Eligible Assignee not already a Lender and, in each case, shall be an integral multiple of $5,000,000. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and (vi) such assignee confirms that it is an Eligible Assignee.

          (c) Subject to its rights to notify the Assignor of the unacceptability of an assignee under and in accordance with Section 7.02(a), upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee, the Borrower, at its own expense shall execute and deliver to the assignee Lender in exchange for the surrendered A Note or A Notes a new A Note to the order of such assignee Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new A Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new A Note or A Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered A Note or A Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

          (d) Each Lender may assign to one or more banks or other entities any B Note or B Notes held by it.

          (e) Any Lender may pledge all or a portion of its Advances to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Revenue Bank. No such assignment shall release the assigning Lender from its obligations under the Agreement.

          SECTION 7.03.  Participations.  Each Lender may sell participations to
                         --------------
one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, and the Advances owing to it and the Note or Notes held by it); provided, however, that (a) such Lender's obligations under this
             --------
Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(c) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (d) the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (e) such participation is not prohibited by applicable law. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument
                                    --------
may provide that such Lender will not, without the consent of the Person acquiring such participation, agree to any amendment, modification or waiver described in the proviso to Section 8.01 that affects such Person.

          SECTION 7.04.  Information.  Any Lender may, in connection with any
                         -----------
assignment or participation or proposed assignment or participation pursuant to this Article VII, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01.  Amendments, Etc.  No amendment or waiver of any
                         ----------------
provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall,
                 --------  -------
unless in writing and signed by all the Lenders, do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (b) reduce the principal of, or interest on, the A Notes, A Advances, or any fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the A Notes, A Advances, or any fees or other amounts payable hereunder, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, A Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (e) amend this Section 8.01.

          SECTION 8.02.  Notices, Etc.  All notices and other communications
                         ------------
provided for hereunder shall be in writing (including, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, at its address at 501 Merritt

7, P.O. Box 4500, Norwalk, Connecticut, 06851-4500, telecopy no. (203) 750-3292,
Attention: Treasury Department; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled, be effective only when received by the relevant party (which in the case of telex shall be when receipt is confirmed by the appropriate telex answer back).

          SECTION 8.03.  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Lender to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04.  Costs, Expenses and Taxes. (a) The Borrower agrees to
                         -------------------------
pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lenders with respect thereto and with respect to advising the Lenders as to their rights and responsibilities under this Agreement, and all costs and expenses, if any (including, without limitation, reasonable fees and expenses of counsel for each Lender), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder.

          (b) If any payment of principal of any Adjusted CD Rate Advance or Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.09(b), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender, pay to such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          SECTION 8.05.  [Intentionally left blank.]

          SECTION 8.06.  Lender's Credit Decision.  Each Lender acknowledges
                         ------------------------
that it has, independently and without reliance upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.07.  Lender and Affiliates.  Each Lender and its affiliates
                         ---------------------
may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower, any Subsidiary and any person or entity who may do business with or own securities of the Borrower or any Subsidiary, all as it if were not a Lender and without any duty to account therefor to any other Lender.

          SECTION 8.08.  Indemnification by Borrower.  The Borrower agrees to
                         ---------------------------
indemnify and hold harmless each Lender (and each of their respective officers, agents, employees and directors) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of counsel) of any kind or nature whatsoever ("Claims") which may be imposed on, incurred by or asserted against such Lender or any of its officers, agents, employees or directors (but excluding Claims of any Person resulting from such Person's gross negligence or willful misconduct) in connection with or arising out of any investigation, litigation or proceeding (including, without limitation, any threatened investigation, litigation or proceeding) related to any acquisition or proposed acquisition by the Borrower, or by any Subsidiary of the Borrower, of all or any portion of the stock or substantially all the assets of any Person whether or not the Person to be indemnified hereunder is a party thereto, provided that this indemnity shall not
                                          --------
cover (i) any Claims for actions unrelated to this Agreement taken by a Lender prior to the date of this Agreement except to the extent such Claims relate to any commitment letter or summary of terms prepared in connection with this Agreement or (ii) any

Claims that do not arise out of or by reason of (whether directly or indirectly) this Agreement or any transactions contemplated by this Agreement or the Borrower's use of the proceeds of the Advances.

          SECTION 8.09.  Governing Law.  This Agreement and the Notes shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          SECTION 8.10.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 8.11.  Special Prepayment Right. (a) In the event that a
                         ------------------------
Change of Control Date shall occur, the Borrower will, within 10 days after such Change of Control Date, give each Lender written notice thereof and describe in reasonable detail the facts and circumstances giving rise thereto, and the Borrower will prepay, if any such Lender shall so request, all of the Advances from such Lender plus interest accrued to the date of prepayment and any other fees and amounts as may then be payable by Borrower under this Agreement. Said request (the "Prepayment Notice") shall be made by a Lender in writing not later than 45 days after the Change of Control Date and shall specify (i) the date (the "Special Prepayment Date") upon which the Borrower shall prepay the Advances, which date shall be not less than 15 days nor more than 45 days from the date of the Prepayment Notice and (ii) the amount of the Advances to be prepaid. In the event of such request, the Commitment of such Lender to make Advances shall forthwith terminate.

          (b) On the Special Prepayment Date, the Borrower shall prepay all of the Advances of such Lender plus interest accrued thereon to the Special Prepayment Date and such other fees and amounts as may then be payable by Borrower under this Agreement. Payment shall be made as provided in this Agreement.

          (c) For the purposes of this Section 8.11:

               (i) the term "Change of Control Date" shall mean (A) the first day on which any person, or group of related persons, has beneficial ownership of more than 50% of the outstanding voting stock of the Borrower or (B) the date immediately following the first date on which the members of the Board of Directors of the Borrower (the "Board") at the commencement of any period of 730 consecutive days (together with any other Directors whose appointment or election by the Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the Directors then in office who either were Directors at the beginning of such period or whose appointment or election or nomination for election was previously so approved) shall cease to constitute a majority of the Board at the end of such period; provided, however, that a Change of Control Date shall not be deemed to have occurred under clause (A) hereof if (x) the Borrower shall have merged or disposed of a portion of its assets in compliance with the requirements of subsection 5.02(c) hereof within 10 days after the acquisition of such beneficial ownership shall have occurred and (y) no person or group of related persons shall have beneficial ownership of more than 50% of the outstanding voting stock of the Borrower after such merger or disposition.

               (ii) the term "voting stock" shall mean stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the directors of the Borrower other than stock having such power only by reason of a contingency.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                                   Borrower
                                                   --------

                                  OLIN CORPORATION


                                  By:  /s/ Janet Pierpont
                                       --------------------
                                       Name: Janet Peirpont
                                       Title: Vice President
                                              and Treasurer


Commitment                        Banks
----------                        -----

$40,000,000                       WACHOVIA BANK, N.A.


                                  By:  /s/ John C. Coffin
                                       ------------------
                                       Name: John C. Coffin
                                       Title: Senior Vice President


$35,000,000                       THE CHASE MANHATTAN BANK


                                  By:  /s/ Robert T. Sacks
                                       ---------------------
                                       Name: Robert T. Sacks
                                       Title: Managing Director


$35,000,000                       CITIBANK, N.A.


                                  By:  /s/ Frank Gerbasi
                                       -----------------
                                       Name: Frank Gerbasi
                                       Title: Vice President


$30,000,000                       BANK OF AMERICA


                                  By:  /s/ Eileen Higgins
                                       ------------------
                                       Name: Eileen Higgins
                                       Title: Vice President

$25,000,000                       BANKERS TRUST COMPANY



                                  By:  /s/ Robert R. Telesca
                                       ----------------------
                                       Name: Robert R. Telesca
                                       Title: Authorized Signatory

                                  SCHEDULE I

                                OLIN CORPORATION

                CREDIT AGREEMENT DATED AS OF SEPTEMBER 30, 1993

                     All Notices and A/B Advance Payments
                     ------------------------------------

Name of Bank                 Domestic Lending Office                CD Lending Office            Eurodollar Lending Office
------------                 -----------------------                -----------------            -------------------------
Wachovia Bank                For Operation Notices:                 Same as Domestic             Same as Domestic
                             ---------------------
                             Wachovia Bank, N.A.
                             191 Peachtree Street, N.E.
                             Atlanta, GA 30303
                             Attn:  Peaches Brown
                             Tel. No.: 404-332-6688
                             Fax: 404-332-4320

                             For Credit Matters:
                             ------------------
                             John Coffin, SVP
                             Wachovia Bank, N.A.
                             191 Peachtree Street, N.E.
                             Atlanta, GA 30303
                             Tel: No.: 404-332-4056
                             Fax: 404-332-6898

                             For Payments:
                             ------------
                             Wachovia Bank
                             ABA: #061000010
                             Account 18171498
                             Attn: Complex Speciality Unit

The Chase Manhattan Bank     For Operation Notices:                 Same as Domestic             Same as Domestic
                             ---------------------
                             1 Chase Manhattan Plaza
                             8th Floor
                             New York, NY 10081
                             Attn: Tonya Mitchell
                             Tel No:. 212-552-7206
                             Fax: 212-552-5777


                     All Notices and A/B Advance Payments
                     ------------------------------------


Name of Bank                 Domestic Lending Office                CD Lending Office            Eurodollar Lending Office
------------                 -----------------------                -----------------            -------------------------
                             For Credit Matters:
                             ------------------
                             Robert Sacks
                             Managing Director
                             270 Park Avenue
                             38th Floor
                             New York, NY 10017
                             Tel No.: 212-270-6000
                             Fax: 212-270-1355

                             For Payment:
                             -----------
                             The Chase Manhattan Bank
                             ABA: #021000021
                             New York, New York
                             For Credit to CMLN9420
                             Commercial Loan Operations
                             Re: Olin Corporation
                             Attn: John Knapp

Citibank, N.A.               For Operations Notices:                Same as Domestic             Same as Domestic
                             ----------------------
                             Citibank, N.A.
                             2 Penns Way, Suite 200
                             New Castle, DE 19720
                             Attn: Mark Waldron
                             Tel. No.: 302-894-6084
                             Fax: 302-894-6120

                             For Credit Matters:
                             ------------------
                             Mellissa May
                             CitiBank, N.A.
                             399 Park Avenue
                             New York, NY 10043
                             Tel. No.: 212-559-7259
                             Fax: 212-826-2371

                     All Notices and A/B Advance Payments
                     ------------------------------------


Name of Bank                 Domestic Lending Office                CD Lending Office            Eurodollar Lending Office
------------                 -----------------------                -----------------            -------------------------
                             For Payments:
                             ------------
                             Citibank, N.A.
                             ABA: #021000089
                             A/C: #4054-8046
                             Ref: Olin Corporation
                             Attn: Mark Waldron

Bank of America              For Operation Notices:                 Same as Domestic             Same as Domestic
                             ---------------------
                             Bank of America
                             1850 Gateway Blvd.
                             Concord, CA 94520
                             Attn: J. Miller
                             Tel. No.: 925-675-7209
                             Fax: 925-675-7531

                             For Credit Matters:
                             ------------------
                             Eileen Higgins
                             Vice President
                             335 Madison Avenue
                             5th Floor
                             New York, NY 10017
                             Tel. No.: 212-503-7260
                             Fax: 212-503-7878

                             For Payments:
                             ------------
                             Bank of America
                             ABA #1210-0035-8
                             Acct. No.: 1233183980
                             Attn: J. Miller
                             Favor of Olin Corporation

                     All Notices and A/B Advance Payments
                     ------------------------------------


Name of Bank                 Domestic Lending Office                CD Lending Office            Eurodollar Lending Office
------------                 -----------------------                -----------------            -------------------------
Bankers Trust                For Operation Notices:                 Same as Domestic             Same as Domestic
                             ---------------------
                             130 Liberty Street
                             14th Floor
                             New York, NY 10006
                             Attn: Joe Regan
                             Tel. No.: 212-250-4169
                             Fax: 212-250-2340

                             For Credit Matters:
                             ------------------
                             Tom Cole
                             Managing Director
                             233 S Wacker Drive
                             Suite 8400
                             Chicago, IL 60606
                             Tel. No.: 312-993-8051
                             Fax: 312-993-8162

                             For Payments:
                             ------------
                             Bankers Trust Company
                             New York, New York
                             ABA #021-001-033
                             Commercial Loan Division
                             Acct. No.: 99-401-268
                             Attn: Joe Regan
                             Ref: Olin Corp.

                                  EXHIBIT A-1

                               A PROMISSORY NOTE

          *
U.S. $___________                                Date:   _________, ____

          FOR VALUE RECEIVED, the undersigned, OLIN CORPORATION, a Virginia corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________
________________________________________________________________________________
(the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of each A Advance (as defined in the Credit Agreement) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) on the last day of the Interest Period (as defined in the Credit Agreement) for such A Advance.

          The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to the Lender, at its Applicable Lending Office (as defined in the Credit Agreement, referred to below), in same day funds. Each A Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that any failure to make such a recording or any error in such recording shall not in any manner affect the obligation of the Borrower to make payment of principal and interest in accordance with this Promissory Note and the Credit Agreement.

          This Promissory Note is one of the A Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of September 30, 1993 as amended



___________________
* Insert the dollar amount of the Bank's Commitment.

and restated as of February 22, 1999 (as otherwise amended and in effect from time to time, the "Credit Agreement") among the Borrower and certain other lenders parties thereto. The Credit Agreement, among other things, (i) provides for the making of the A Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

                              OLIN CORPORATION


                              By: _______________________
                                         Title:

                ADVANCES, MATURITIES AND PAYMENTS OF PRINCIPAL

                           Date of          Amount of
           Amount of       Maturity       Principal Paid    Unpaid Principal        Notation
Date        Advance       of Advance        or Prepaid            Balance           Made by
____        _______       __________      ______________    ________________        _______

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

                                  EXHIBIT A-2

                                FORM OF B NOTE
             *
U.S. $__________________                            Dated:____________, ____

          FOR VALUE RECEIVED, the undersigned, OLIN CORPORATION, a Virginia corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________________________________________________________(the
"Lender") for the account of its Applicable Lending office (as defined in the Credit Agreement referred to below),on _______________, ____, principal amount of ___________ Dollars ($__________________).

          The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

          Interest Rate: ________% per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed)

          Interest Payment Date or Dates:

          Both principal and interest are payable in lawful money of the United States of America to the Lender at its Applicable Lending Office (as defined in the Credit Agreement referred to below) in same day funds.

          This Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of September 30, 1993 as amended and restated as of February 22, 1999 (as otherwise amended and in effect from time to time, the "Credit Agreement") among the Borrower and certain other banks parties thereto. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.




__________________
* Insert the dollar amount of the Lender's B Advance.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United Sates.

                              OLIN CORPORATION


                              By _________________________
                                           Title

                                  EXHIBIT B-1

                             NOTICE OF A BORROWING


The Lenders parties
to the Credit Agreement
referred to below
_______________________
_______________________                                          [Date]


          Attention:___________________________

Gentlemen:

          The undersigned, Olin Corporation, refers to the Credit Agreement, dated as of September 30, 1993 as amended and restated as of February 22, 1999 (as otherwise amended and in effect from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned and certain Banks parties thereto, and hereby gives you notice, irrevocably, pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

          (i) The Business Day of the Proposed A Borrowing is ______________, ____.

          (ii) The Type of A Advances comprising the Proposed A Borrowing [is] [are] [Adjusted CD Rate Advances] [Base Rate Advances] [and] [Eurodollar Rate Advances], as set out below.

          (iii)  The aggregate amount of the Proposed A
     Borrowing is $______________.

          (iv) The Interest Period and principal amount for each A Advance made as part of the Proposed A Borrowing is as set out below:

     Type of A Advance            Interest Period                  Principal
     -----------------            ---------------                  ---------
            *                                                         Amount
                                                                      ------


     The undersigned hereby certifies that on the date hereof, and on the date of the Proposed A Borrowing, the sum of (a) the aggregate amount of the Proposed A Borrowing and all other A Borrowings to be made on the date of the Proposed A Borrowing, (b) the aggregate amount of all other outstanding A Borrowings, (c) the aggregate amount of all B Borrowings outstanding and (d) the aggregate amount of all B Borrowings to be made on the date of the Proposed A Borrowing, is less than or equal to the aggregate Commitments of the Lenders.


                              Very truly yours,

                              OLIN CORPORATION


                              By______________________
                                      Title




_____________________
* More than one A Advance of the same Type may be requested.

                                  EXHIBIT B-2

                             NOTICE OF B BORROWING

The Lenders parties
to the Credit Agreement
referred to below
_______________________
_______________________                                 [Date]

      Attention:________________

Gentlemen:

     The undersigned, Olin Corporation, refers to the Credit Agreement, dated as of September 30, 1993 as amended and restated as of February 22, 1999 (as otherwise amended and in effect from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned and Banks parties thereto, and hereby gives you notice pursuant to
Section 2.02 (b) of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth in Schedules A and B below the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:


                              SCHEDULE A
                              ----------

(A)  Date of B Borrowing
(B)  Aggregate Amount of
        B Borrowing
(C)  Interest Rate Basis
(D)  Time after which bids by any Lender
     cannot be accepted by the Borrower*
(E)_____________________



__________________
* Time shall not be later than 10:30AM (New York City time).

                                  SCHEDULE B
                                  ----------


Amount of                     Interest                          Maturity
B Advance                  Payment Date(s)                        Dates
                           ---------------                      --------

          The undersigned hereby certifies that on the date hereof, and on the date of the Proposed B Borrowing the sum of (a) the aggregate amount of the Proposed B Borrowing and all other B Borrowings to be made on date of the Proposed B Borrowing, (b) the aggregate amount of all other outstanding B Borrowings, (c) the aggregate amount of all A Borrowings outstanding and (d) the aggregate amount of all A Borrowings to be made on the date of the Proposed B Borrowing, is less than or equal to the aggregate Commitments of the Lenders.

          The undersigned hereby confirms that the Proposed B Borrowings is, subject to the above, to be made available to it in accordance with Section 2.02(b) of the Credit Agreement.

                                    Very truly yours,

                                    OLIN CORPORATION


                                    By__________________
                                          Title:

                                   EXHIBIT C
                                   ---------

                           ASSIGNMENT AND ACCEPTANCE

                           Dated ____________, ____

          Reference is made to the Credit Agreement dated as of September 30, 1993 as amended and restated as of February 22, 1999 (as otherwise amended and in effect from time to time, the "Credit Agreement") among Olin Corporation, a Virginia corporation (the "Borrower"), and the Lenders (as defined in the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meaning.

          _______________________(the "Assignor") and ____________ (the
"Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest specified on Schedule 1, hereto in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, such percentage interest in the Assignor's Commitment [,] [and] the A Advances owing to the Assignor [, and the A Note[s] held by the Assignor] but excluding any amount payable to the Assignor pursuant to Section 8.04 of the Credit Agreement.

          2. The Assignor (i) represents and warrants that as of the date hereof its Commitment (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the Assignor's Commitment on
Schedule 1, hereto and the aggregate outstanding principal amount of A Advances owing to it (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the aggregate outstanding principal amount of A Advances owing to the Assignor on Schedule 1 hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being
                                                                       -----
assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iv) confirms that it has not received a notice from the Borrower pursuant to Section 7.02(a) of the Credit Agreement that the assignee is not acceptable; [and] (v) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto [; and (vi) attaches the A Note[s] referred to in paragraph 1 above and requests that the Borrower exchange such A Note[s] for a new A Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new A Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto].

          3. The Assignee (i) confirms that it is an Eligible Assignee or that it was a Lender prior to the effective date hereof; (ii) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (v) specifies as its CD Lending Office, Domestic Lending Office (and address for notices) and Eurodollar Lending office the offices set forth beneath its name on the signature pages hereof [and; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement [and the A Notes] or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].*




__________________
* If the Assignee is organized under the laws of a jurisdiction outside the United States.

          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Borrower by the Assignee. The effective date of this Assignment and Acceptance shall be the date specified on Schedule 1 hereto (the "Effective Date").

          5. Upon such delivery to the Borrower, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such delivery to the Borrower, from and after the Effective Date, the Borrower shall make all payments under the Credit Agreement [and the A Notes] in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement [and the A Notes] for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the Parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                              [NAME OF ASSIGNOR]

                              By_____________________
                                Title:

                               [NAME OF ASSIGNEE]

                              By___________________
                                Title:


                              CD Lending Office:
                                  [Address]

                                          Domestic Lending Office (and
                                           address for notices):
                                                 [Address]


                                          Eurodollar Lending Office:
                                                     [Address]


Received this _____ day
of _______________, ____ by


OLIN CORPORATION


By_______________________
  Title:

                                  Schedule 1
                                      to
                           Assignment and Acceptance
                           Dated _____________, ____



Section 1.
---------

Percentage Interest*:

  _______%

Section 2.
---------

  Assignor's Commitment:

$_______
  Aggregate Outstanding Principal
    Amount of A Advances owing to the Assignor:

    $_______

An A Note payable to the order of the Assignee
                              Dated:  ____________, ____
                   Principal amount:  ____________

An A Note payable to the order of the Assignor
                              Dated:  ___________, ____
                   Principal amount:  ____________

Section 3.
---------

Effective Date**:                     ___________, ____





__________________
* This percentage must comply with the limitation in Section 7.02(a)(v).

** This date should be no earlier than the date of delivery of this Assignment and Acceptance to the Borrower by the Assignee.

                                   EXHIBIT D

                      OPINION OF COUNSEL TO THE BORROWER



                                                        February 22, 1999



To each of the Banks parties
 to the Credit Agreement dated
 as of September 30, 1993 as
 amended and restated as of
 February 22, 1999 among Olin
 Corporation and said Banks


                               Olin Corporation
                               ----------------

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(d) of the Credit Agreement, dated as of September 30, 1993 as amended and restated as of February 22, 1999 (as otherwise amended and in effect from time to time, the "Credit Agreement"), among Olin Corporation (the "Borrower") and the Banks parties thereto. Terms defined in the Credit Agreement are used herein as therein defined.

          I have acted as counsel for the Borrower in connection with the preparation, execution and delivery of, and the initial Borrowing made under, the Credit Agreement.

     In that connection, I have examined:

     (1)  The Credit Agreement.

     (2) The documents furnished by the Borrower pursuant to Article III of the Credit Agreement.

     (3) The restated articles of incorporation of the Borrower and all amendments hereto (the "Charter").

     (4) The by-laws of the Borrower and all amendments thereto (the "By-laws").

(5) A certificate of the Virginia State Corporation Commission, dated February 18, 1999, attesting to the continued corporate existence and good standing of the Borrower in that State.

     In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Borrower or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks.

          Based upon the foregoing and upon such investigation as we have deemed necessary, I am of the following opinion:

          1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

          2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws (ii) any law (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) or (iii) the provisions of any material agreement of the Borrower listed as an exhibit to the most recent annual report of the Borrower on Form 10-K or subsequent SEC filings of the Borrower. The Credit Agreement and the A Notes have, and the B Notes, when executed and delivered by the Chairman of the Board and President, any Vice President and Treasurer or any Assistant Treasurer of the Borrower, will have been duly executed and delivered on behalf of the Borrower.

          3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the notes.

          4. The Credit Agreement and the A Notes are, and the B Notes when executed and delivered as described in Paragraph 2 above, will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          5. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against the Borrower or any Subsidiary the reasonably anticipated outcome of which would materially and adversely affect the ability of the Borrower to perform its obligations under the Credit Agreement or any Note or which purports to affect the legality, validity or enforceability of the Credit Agreement or any Note.

          6. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

The opinions set forth above are subject to the following qualifications:

          (a) My opinion in paragraph 4 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor's rights generally.

          (b) My opinion in paragraph 4 above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          I am a member of the bar of the State of Connecticut. The law covered by this opinion is limited to the laws of the State of Connecticut, the Virginia Stock Corporation Act of the Commonwealth of Virginia and the laws of the United States of America. I have assumed for the purpose of this opinion that the substantive law of the State of New York is identical in all material respects to the substantive law of the State of Connecticut.

                              Very truly yours,



                              Johnnie M. Jackson, Jr.

                                   EXHIBIT E

                             ASSUMPTION AGREEMENT

                          Dated _______________, ____

          Reference is made to the Credit Agreement dated as of September 30, 1993 as amended and restated as of February 22, 1999 (as otherwise amended and in effect from time to time, the "Credit Agreement"), among Olin Corporation, a Virginia corporation (the "Borrower"), and the Lenders (as defined in the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meaning.

          1. ____________________ (the "Assuming Bank") hereby assumes, as of the Effective Date hereinafter referred to, the Commitment under the Credit Agreement set forth opposite its name on the signature page hereof.

          2. The Assuming Bank (i) confirms that it meets the criteria for an Eligible Assignee; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recently delivered financial statements referred to in Section 5.01(g) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (iii) agrees that it will, independently and without reliance upon any other Lender and based on, such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (v) specifies as its CD Lending Office, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assuming Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assuming Bank under the Credit Agreement [and the A Notes] or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty).*




__________________
* If the Assuming Bank is organized under the laws of a jurisdiction outside the United States.

          3. The effective date of this Assumption Agreement shall be the date specified below (the "Effective Date").

          4. As of the Effective Date, the Assuming Bank shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder.

          5. From and after the Effective Date, the Borrower shall make to the Assuming Bank all payments due the Assuming Bank as a Lender under the Credit Agreement [and the A Notes held by the Assuming Bank] (including, without limitation, all payments of principal, interest and commitment fees with respect thereto).

          6. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the Assuming Bank has caused this Assumption Agreement to be executed by its officer thereunto duly authorized, as of the date first above written.

                              [NAME OF ASSUMING BANK]
Effective Date:_____________


$                             By_____________________
                                Title

                              CD Lending Office;
                              [Address]

                              Domestic Lending Office
                              (and address for notices):
                                    [Address)

                              Eurodollar Lending Office:
                                    [Address)

Received this ______________________ day
of __________________, ____   by


OLIN CORPORATION


By_______________________
  Title: